U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#422, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On December 13, 2013, the Board of the Directors of the Company appointed Con Evan Anast to the Board of Directors of the Company.

Departure of Certain Officers

On December 13, 2013, Mr. Rick Walchuk resigned as Secretary of American Graphite Technologies Inc. (the “Company”). Mr. Walchuk remains the President, Treasurer and a Director the Company.

Appointment of Certain Officers

On December 13, 2013, the Board of Directors of the Company appointed Mr. Con Evan Anast as Secretary of the Company.

Mr. Anast, age 49, holds an MBA in Managerial Finance with special emphasis on asset allocation and risk management which he received from Alexandria University in California in 1988.    He received a Bachelor of Science in Economics from Alexandria University in 1984.  He is a certified mutual fund advisor from HSBC, Scottish Amicable (Prudential) Agrotiki Asfalistiki and is also certified by K.E.K. (Athens) as a licensed financial advisor.

From April 1999 to present he has worked both full time and part time as a Financial Advisor with T.S. Global Enterprises Ltd. From February 2004 to 2008, he also worked with Dunhill Scott Inc. selling F.X. Services and was Director of Sales and Global Marketing covering asset allocation, venture capital and project financing.    He has also held jobs with Duncan and Pratt, which was a subsidiary off of Merrill Lynch in New York on the trading desk, trading stocks, foreign exchange and precious metals.   He then work for Prudential, Commercial Union, Scottish Amicable from February 1992 to 2003, in wealth management and asset allocation specializing in life policies and mutual funds.    From 1997 to 2006 he was a minority stockholder of NRG Equity S.A., a small brokerage firm trading stocks on the Athens Stock Exchange.  From August 2000 to 2004 he was a financial advisor selling mutual funds for HSBC, Commercial Union, Alpha Trust and Hambros Hellenic.   The Company believes that Mr. Anast will be a welcome addition to the Board of Directors to help the Company with its go forward planning on its current projects both financially and corporately.

 Mr. Anast is not an officer and director of any other reporting issuers.

Other than as disclosed in this filing, Mr. Anast does not currently hold other positions with the Company.

On December 15, 2013, the Company entered into a consulting agreement with Mr. Anast for the provision of services to the Company as Secretary and management consultant.  Under the terms of the consulting agreement, Mr. Anast has agreed to provide a minimum of 40 hours per month to the Company’s business operations.   The contract is for a term of three years commencing on December 15, 2013 for a monthly consulting fee of $5,000 per month, of which a total of $2,000 is payable and $3,000 per month is to be accrued monthly.

Further, Mr. Walchuk, the Company’s controlling stockholder and an officer and director of the Company has agreed to assign a total of 5,000,000 shares of his currently held common stock of the Company to Mr. Anast.   Upon the transfer of the shares of the Company to Mr. Anast, Mr. Walchuk will hold a total of 25,000,000 shares of the Company.

There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Anast was appointed an officer or director of the Company.    He does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Anast is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Anast, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Anast other than as disclosed herein.

SECTION 8.   OTHER EVENTS

Item 8.01. Other Events  (Since service has not been effected – I would not put in the date of the delivery of the complaint)

On September 27, 2013, the United States Securities and Exchange Commission (“SEC”) filed a civil complaint in the Eastern District of Pennsylvania against Viosolar, Inc. (“Viosolar”), Richard Walchuk, Caroline Winsor, Lisa A. Esposito and Lance W. Bauerlein (the “SEC Complaint”).  The SEC Complaint alleges that in 2008 Mr. Walchuk participated in a scheme to manipulate the common stock of Viosolar, a Canadian corporation with its principal place of business in Athens, Greece.  Viosolar’s common stock was dually quoted in the OTCBB and OTC Link under the symbol “VIOSF.”  Mr. Walchuk is Viosolar’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of the board of directors.  The SEC alleges that Mr. Walchuk violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and seeks an injunctive relief, disgorgement of any ill-gotten gains, and a civil penalty.  The SEC also seeks an officer and director bar against Mr. Walchuk as well as a penny stock bar.  More specifically, the SEC Complaint alleges that Mr. Walchuk was involved in transactions allegedly intended to affect the market for Viosolar common stock on one day, October 15, 2008, that resulted in the purchase of 5,000 shares of Viosolar common stock.

Mr. Walchuk has not been found liable for the claims asserted against him in the SEC Complaint.  The SEC Complaint contains allegations which the SEC would have to prove to be true to prevail on any claim asserted against Mr. Walchuk.  Mr. Walchuk denies the allegations and intends to vigorously defend against the claims made in the SEC Complaint.

Importantly, American Graphite is not a party to the SEC Complaint.  In addition, none of the allegations or claims in the SEC Complaint relate to Mr. Walchuk’s conduct as an officer or director of American Graphite Technologies Inc.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Description
10.1	Consulting Agreement between the Company and Con Anast dated December 15, 2013	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: December 17, 2013	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Treasurer and Director